UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2011

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD

Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), is hereby announcing that BNY Mellon, the debenture trustee, provided notice of redemption of the Corporation’s intention to redeem 100% or $16.7 million of junior subordinated debentures (the “Debentures”) CUSIP 320653AC2 held by its wholly-owned, unconsolidated subsidiary, First Keystone Capital Trust I (the “Trust”). Specifically, BMBC requested BNY Mellon to give debenture holders 30 days’ notice of the Corporation’s intention to redeem the Debentures. In turn, the proceeds of the redemption will be used by the Trust to redeem $16.2 million of its 9.7% Trust Securities (the “Securities”) that were acquired on July 1, 2010 as part of the Corporation’s acquisition of First Keystone Financial, Inc. The securities have been callable at any time after August 15, 2007 subject to a prepayment premium that declines annually up until 2017 where the premium remains constant at 100% until maturity. The prepayment and redemption premium will be 102.91% on the redemption date of December 19, 2011.

The Corporation, itself, is the owner of $5.0 million of outstanding Securities and, as such, the prepayment of the Debentures will result in approximately a $12 million decrease of the Corporation’s outstanding borrowings and a corresponding reduction in its Tier 1 and Tier 2 capital levels. The Corporation’s September 30, 2011 actual and pro forma (giving effect to the redemption of the Debentures and Securities) capital levels for the Corporation are as follows:

Bryn Mawr Bank Corporation	Actual	Pro-forma

Tier one capital ratio	11.71%	10.92%

Total capital ratio	14.19%	13.41%

Leverage ratio	9.47%	8.84%

Tangible common equity/Tangible assets	8.48%	8.48%

The source of funds for the redemption of the Debentures will be a five-year term loan from a correspondent bank. The redemption of the Debentures is expected to occur on or around December 19, 2011.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This Form 8-K contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”,

“could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” ,”are optimistic” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this Form 8-K are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions including our acquisition of the Private Wealth Management Group of the Hershey Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

The Bryn Mawr Bank Corporation is a bank holding company for the Bryn Mawr Trust Company, a bank with $1.8 billion in assets and 17 branches located in suburban Philadelphia. The company, in addition to its commercial banking operation, has $4.5 billion in wealth management assets.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 18, 2011	BRYN MAWR BANK CORPORATION

	By:	/s/ J. Duncan Smith

J. Duncan Smith
CFO and Treasurer